Exhibit 3.11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 03/31/1999
991126207 - 2152094

AMENDED

AND

RESTATED

CERTIFICATE OF INCORPORATION

OF

ESSEX INTERNATIONAL INC.

Essex International Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

The name of the Corporation is Essex International Inc.  The Corporation was originally incorporated under the name MS/Essex Group Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 16, 1988.  By Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 22, 1988, the name of the Corporation was changed to MS/Essex Holdings Inc.  By Certificate of Merger of the Corporation filed with the Secretary of State of the State of Delaware on October 9, 1992, the name of the Corporation was changed to BCP/Essex Holdings Inc.  By Certificate of Amendment of Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on April 10, 1997, the name of the Corporation was changed to Essex International Inc.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, as amended and restated to date.

The Certificate of Incorporation of the Corporation, as amended and restated to date, is hereby amended and restated to read in its entirety as follows:

FIRST.                                 The name of the Corporation is Essex International Inc.

SECOND.                 The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD.                              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.  The Corporation shall have all power necessary or helpful to engage in such acts and activities.

FOURTH.                  The total number of shares of capital stock which the Corporation is authorized to issue is One Thousand (1,000) shares of common stock, $.01 par value.

FIFTH.                                  Election of directors need not be by written ballot.

SIXTH.                               The Board of Directors is expressly authorized to adopt, amend, or repeal the By-Laws of the Corporation.

SEVENTH.            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by such laws except as the By-Laws of the Corporation may otherwise provide.  Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the administrators of such a person.  Such indemnification shall include the advancement of expenses.

EIGHTH.                       No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit.  For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).  Each person who serves as a director of the Corporation while this Article EIGHTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article EIGHTH, and neither the amendment or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.  The provisions of this

Article EIGHTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

NINTH.                              Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

The foregoing amendment has been duly adopted and approved in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate and affirms that the statements made herein are true under the penalties of perjury this 31st day of March 1999.

ESSEX INTERNATIONAL INC.

By:	/s/ Debra F. Minott
	Name:	Debra F. Minott
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:38 PM 10/23/2003
FILED 05:38 PM 10/23/2003
SRV 030682841 - 2152094 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ESSEX INTERNATIONAL INC.

Pursuant to Sections 242 and 303 of the
General Corporation Law of the State of Delaware

The undersigned, David S. Aldridge, certifies that he is the Vice President and Assistant Secretary of Essex International Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

FIRST.                                 The name of the Corporation is:

ESSEX INTERNATIONAL INC.

SECOND.                 On October 22, 2003, the United States Bankruptcy Court for the District of Delaware confirmed the Amended Joint Plan of Reorganization for Superior TeleCom Inc. and its affiliates (including the Corporation) pursuant to an order (Docket No. 978) (the “Order’) that, among other things, directed the Corporation to amend its Amended and Restated Certificate of Incorporation, pursuant to 11 U.S.C. §1123(a)(6), as set forth herein.

THIRD.                              Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

FOURTH.                  Article VI of the Amended and Restated Certificate of Incorporation, relating to the capital stock of the Corporation, is hereby amended by adding the following new Section 6.04 at the end thereof:

Section 6.04  Non-Voting Equity Securities.

Notwithstanding anything to the contrary herein, the Corporation is prohibited from issuing non-voting equity securities.

IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of October, 2003, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

By:	/s/ David S. Aldridge
Name:	David S. Aldridge
Title:	Vice President and Assistant Secretary